EXHIBIT 10.2
Execution Copy
COLLATERAL AGENCY AGREEMENT
DATED as of October 31, 2006
among
JPMORGAN CHASE BANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION, as Trustee,
U.S. BANK NATIONAL ASSOCIATION, as Trustee
and
FELCOR LODGING TRUST INCORPORATED AND
FELCOR LODGING LIMITED PARTNERSHIP

COLLATERAL AGENCY AGREEMENT
     This COLLATERAL AGENCY AGREEMENT (this “Agreement”) is made as of October 31, 2006, among (a) JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as hereinafter defined) and as Administrative Agent (the “Agent”) for the Lenders (as hereinafter defined), (b) U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “New Trustee”) on behalf of the holders of New Debentures (as defined below), (c) U.S. BANK NATIONAL ASSOCIATION, AS SUCCESSOR TO SUNTRUST BANK, as Trustee (the “Existing Trustee”) on behalf of the holders of the Existing Debentures (as defined below), (d) FELCOR LODGING TRUST INCORPORATED (“FelCor Trust”) and FELCOR LODGING LIMITED PARTNERSHIP (“FelCor Partnership”) (collectively, the “Borrowers”) and (e) FELCOR HOLDINGS TRUST (the “Pledgor”).
     WHEREAS, pursuant to a Credit Agreement dated as of December 12, 2005, as amended by Amendment No. 1 to Credit Agreement, dated as of January 12, 2006, Amendment No. 2 to Credit Agreement, dated as of January 25, 2006, and Amendment No. 3 to Credit Agreement dated as of March 31, 2006 and as further amended by that certain Amendment No. 4 to Credit Agreement dated as of October 26, 2006 (“Amendment No. 4”) (such agreement as so amended and as further amended and in effect from time to time, the “Original Credit Agreement”), among the Borrowers, JPMorgan Chase Bank, N.A. and the other financial institutions which may from time to time become parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Agent for the Lenders, the Lenders have, upon the terms and subject to the conditions contained therein, agreed to make loans and otherwise extend credit to the Borrowers;
     WHEREAS, the Borrowers requested that the Lenders make certain amendments to the Credit Agreement, and such amendments are now reflected in Amendment No. 4;
     WHEREAS, it is a requirement under Amendment No. 4 that Pledgor grant to the Lenders and the Agent, as security for the Borrowers’ obligations to the Lenders and the Agent under or in respect of the Original Credit Agreement, a first priority perfected lien on and security interest in the Collateral (as hereinafter defined);
     WHEREAS, pursuant to an Indenture dated as of October 31, 2006 (as amended and in effect from time to time, the “New Indenture”), among the Borrowers and the New Trustee, the Borrowers have agreed to issue their Senior Secured Floating Rate Notes due 2011 (together with any other notes issued pursuant to the New Indenture after the date hereof which are permitted under the Credit Agreement, the “New Debentures”);
     WHEREAS, in order for the New Debentures to be issued by FelCor Partnership and to be accepted by the holders thereof, the New Indenture requires that the Pledgor grant to the Collateral Agent, as security for FelCor Partnership’s obligations to the holders of New Debentures and the New Trustee under the New Indenture, an equal and ratable security interest in the Collateral;
     WHEREAS, pursuant to (a) the Indenture dated as of June 4, 2001 with respect to the 8-1/2% Senior Notes due 2011 and (b) the Indenture dated as of October 1, 1997 with respect to the 7-5/8% Senior Notes due 2007 (such Indentures, as amended and supplemented and in effect from time to time, the “Existing Indentures”), among FelCor Partnership and the Existing Trustee, FelCor Partnership issued such notes (the “Existing Debentures”);
     WHEREAS, the Existing Indentures require that the Pledgor grant to the Collateral Agent, as security for FelCor Partnership’s obligations to the holders of the Existing Debentures and the Existing Trustee under the Existing Indentures, an equal and ratable security interest on the Collateral to the same extent granted to secure the Lenders and the Agent;
     WHEREAS, concurrently herewith, the Borrowers, the Pledgor and the Collateral Agent have entered into certain pledge agreements and related documents pursuant to which the Pledgor has granted or agreed to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and lien upon the Collateral; and
     WHEREAS, the parties hereto wish to set forth their relative rights and priorities with respect to the Collateral;
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. DEFINITIONS.
     1.1. Definitions of Terms Used in Credit Agreement. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement as in effect on the date hereof and as amended from time to time hereafter (but only to the extent any such amendment complies with the provisions of this Agreement).
     1.2. Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:
     Act. See §2.2.
     Actionable Default. Any Event of Default under and as defined in the Credit Agreement or Event of Default under and as defined in any of the Indentures.
     Agent. As defined in the preamble hereto and shall include any replacement or successor Agent under the Original Credit Agreement, or any like agent(s) (or replacement(s) thereof or successor(s) thereto) under any other Credit Agreement.
     Agreement. This Collateral Agency Agreement.
     Bank Debt. The “Obligations” as defined in the Original Credit Agreement, or any like term of the same meaning contained in any replacement of the Original Credit Agreement. Bank Debt shall include all obligations, liabilities and indebtedness (including, without limitation, principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrowers or the Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing to the Agent and the Lenders under the Credit Agreement and any other documents executed in connection therewith and the due performance and compliance by the Borrowers with all of the terms, conditions and agreements contained in the Credit Agreement and any other documents executed in connection therewith; (ii) any and all sums advanced by the Agent in accordance with the Credit Agreement or any of the Security Documents in order to preserve the Collateral or preserve its security interest in the Collateral; and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Borrowers referred to in clause (i) above, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs.
     Bank Loan Documents. The “Loan Documents”, as defined in the Original Credit Agreement, or any like term of the same meaning contained in any other Credit Agreement.
     Borrowers. As defined in the preamble hereto.
     Business Day. Any date for which banks are open for business in New York, New York.
     Collateral. Any of the properties and assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising, of the Borrowers and their subsidiaries in which any of the Borrowers and their respective subsidiaries have at the time of reference granted a Lien to the Collateral Agent to secure the Bank Debt and the Debenture Debt and which has not been released pursuant to the terms hereof, including the Collateral under the Pledge Agreement.
     Collateral Agent. As defined in the preamble hereto unless and until a successor Collateral Agent shall have been appointed pursuant to §5.4 hereof, and thereafter “Collateral Agent” shall mean such successor Collateral Agent.
     Credit Agreement. The Original Credit Agreement and the other Loan Documents (as defined therein), and any agreement or agreements designated as a “Credit Agreement” or other “Loan Documents” hereunder by written notice by the Borrowers to the Collateral Agent with the written consent of the Agent and governing Indebtedness permitted under the Indentures all or part of which was incurred to refund, refinance or replace all or any portion of the Indebtedness under the Original Credit Agreement, as the same may hereafter be amended, renewed, extended, restated, supplemented or otherwise modified (including by increasing the amount of Indebtedness thereunder or by otherwise providing additional financing to the Borrowers) from time to time to the extent permitted by the Indentures.
     Credit Documents. Collectively, the Credit Agreement, the Indentures, and the Security Documents.
     Debenture Debt. Collectively, the New Debenture Debt and the Existing Debenture Debt.
     Debentures. Collectively, the New Debentures and the Existing Debentures.

     Existing Debenture Debt. (i) All obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrowers or the Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing to the Existing Trustee and the holders of Existing Debentures under the Existing Debentures, the Existing Indentures and any other documents executed in connection therewith and the due performance and compliance by the Borrowers with all of the terms, conditions and agreements contained in the Existing Debentures, the Existing Indentures and any other documents executed in connection therewith; (ii) any and all sums advanced by the Existing Trustee in accordance with the Existing Indentures or any of the Security Documents in order to preserve the Collateral or preserve its security interest in the Collateral; and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Borrowers referred to in clause (i) above, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Existing Trustee of its rights hereunder, together with reasonable attorneys’ fees and court costs.
     Existing Debentures. As defined in the preamble hereto.
     Existing Indentures. As defined in the preamble hereto and shall include any amendment or supplement thereof.
     Existing Trustee. As defined in the preamble hereto and shall any replacement or successor Trustee under the Existing Indentures.
     Indentures. Collectively, the New Indenture and the Existing Indentures.
     Lenders. As defined in the preamble hereto, together with their respective successors and assigns, and shall include any replacement or successive lenders under the Credit Agreement.
     Lien. Any consensual mortgage, security deed, deed of trust, pledge, lien, security interest or other voluntary encumbrance, whether now existing or hereafter created, acquired or arising.
     New Debenture Debt. (i) All obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrowers or the Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing to the New Trustee and the holders of New Debentures under the New Debentures, the New Indenture and any other documents executed in connection therewith and the due performance and compliance by the Borrowers with all of the terms, conditions and agreements contained in the New Debentures, the New Indenture and any other documents executed in connection therewith; (ii) any and all sums advanced by the New Trustee in accordance with the New Indenture or any of the Security Documents in order to preserve the Collateral or preserve its security interest in the Collateral; and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Borrowers referred to in clause (i) above, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the New Trustee of its rights hereunder, together with reasonable attorneys’ fees and court costs.
     New Debentures. As defined in the preamble hereto.
     New Indenture. As defined in the preamble hereto and shall include any amendment or supplement thereof.
     New Trustee. As defined in the preamble hereto and shall include any replacement or successor Trustee under the New Indenture.
     Notice of Actionable Default. A notice by a Requisite Party delivered to the Collateral Agent, stating that an Actionable Default has occurred. A Notice of Actionable Default shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by the Collateral Agent and to have been rescinded when the Collateral Agent has actually received from the notifying Requisite Party a notice withdrawing such Notice. A Notice of Actionable Default shall be deemed to be outstanding at all times after such Notice has been given until such time, if any, as such Notice has been rescinded.
     Person. Any individual, corporation, partnership, trust, unincorporated association, business or other legal entity, and any government or any governmental agency or political subdivision thereof.
     Pledge Agreement. The Pledge Agreement dated as of the date hereof between the Pledgor and the Collateral Agent.
     Pledgor. As defined in the preamble hereto.
     Requisite Parties. The Agent and the New Trustee.
     Secured Obligations. Collectively, (a) the Bank Debt (unless and until the Agent has given notice in writing to the Collateral Agent that either (i) the Bank Debt has been paid in full and all commitments under the Credit Agreement have been reduced to zero or (ii) the Bank Debt otherwise no longer constitutes Secured Obligations under the Security Documents), (b) the New Debenture Debt (unless and until the New Trustee has given notice in writing to the Collateral Agent that either (i) the New Debenture Debt has been paid in full or (ii) the New Debenture Debt no longer constitutes Secured Obligations under the Security Documents) and (c) the Existing Debenture Debt (unless and until the Existing Trustee has given notice in writing to the Collateral Agent that either (i) all or any portion of the Existing Indenture Debt has been paid in full or (ii) all or any portion of the Existing Debenture Debt no longer constitutes Secured Obligations under the Security Documents or is otherwise no longer entitled to the benefits of the Collateral, including, without limitation, as a result of the amendment of the applicable Existing Indenture to no longer require that such Existing Debenture Debt be secured by the Collateral).
     Secured Party Representatives: The Agent, the New Trustee and the Existing Trustee.

     Secured Parties. The Agent, the Lenders, the New Trustee, the holders of New Debentures, the Existing Trustee, and the holders of the Existing Debentures.
     Security Documents. The Pledge Agreement and any instrument or agreement pursuant to which a Lien in Collateral is created or arises to secure the Bank Debt and the Debenture Debt.
     Trustees. Collectively, the New Trustee and the Existing Trustee.
     1.3. Terms Generally. The definitions in §1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.
2. RECOURSE OF SECURED PARTIES; OTHER COLLATERAL; ACTS OF SECURED PARTIES.
     2.1. Recourse of Secured Parties; Other Collateral. Each of the Secured Parties acknowledges and agrees that (i) it shall only have recourse to the Collateral through the Collateral Agent and that it shall have no independent recourse to the Collateral and (ii) except as otherwise provided in §3.2 hereof, the Collateral Agent shall have no obligation to take any action, or refrain from taking any action, except upon instructions from all the Requisite Parties in accordance with §2.2 hereof. Nothing contained herein shall (a) restrict the Trustees’ rights to pursue remedies, by proceedings in law and equity, to collect principal of or interest on the Debentures or to enforce the performance of and provisions of the Debentures or (b) restrict the Agent’s rights to pursue remedies, by proceedings in law and equity, to collect principal of or interest on the Bank Debt or to enforce the performance of and provisions of the Credit Agreement, in each case to the extent that such remedies do not relate to the Collateral or interfere with the Collateral Agent’s right to take action hereunder or under the Security Documents.
     2.2. Acts of Secured Parties. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Requisite Parties, may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments satisfactory in form to the Collateral Agent and signed by or on behalf of the Requisite Parties and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an “Act” of the persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of the Requisite Parties if such Act purports to be taken by or on behalf of the Requisite Parties, and nothing in this §2.2 or elsewhere in this Agreement shall be construed to require the Agent or a Trustee to demonstrate that it has been authorized by the Lenders or, as the case may be, holders of the Debentures to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of the Agent or such Trustee, as the case may be.
     2.3. Determination of Amounts of Secured Obligations. Whenever the Collateral Agent is required to determine the existence or amount of any of the Secured Obligations or the existence of any Actionable Default for any purposes of this Agreement, it shall provide notice to each of the Secured Party Representatives in accordance with §12.4 specifying the length of time for response thereto by the Secured Parties. Each Secured Party Representative shall then provide a certificate to the Collateral Agent certifying as to the existence of any Actionable Default under its respective Credit Documents or the existence or amount of its respective Secured Obligations and shall include supporting information as reasonably requested by the Collateral Agent with respect to the existence or amount of any Secured Obligations. The Collateral Agent shall make a determination as to the existence of an Actionable Default or as to the existence or amount of the Secured Obligations on the basis of such certificates and supporting information of the Secured Parties or the Requisite Party, as applicable; provided, however, that if, notwithstanding the request of the Collateral Agent, a Secured Party Representative shall fail or refuse promptly (within at least 10 Business Days after such notice) to certify as to the existence or amount of any Secured Obligation or the existence of any Actionable Default, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may, in its sole discretion, determine, including by reliance upon a certificate of the Borrowers or any of their Subsidiaries. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrowers, any of their Subsidiaries, any holder of any Secured Obligation or any other person as a result of such determination. For all purposes of this Agreement, (a) the amount of any Secured Obligation constituting a guaranty of another obligation shall be deemed to equal the amount of the underlying obligation subject to any applicable limit in the guaranty and (b) to the extent any Secured Obligation has been taken into account for purposes of determining the amount to which any Secured Party is entitled in any distribution hereunder, any guaranty of such Secured Obligation which is itself a Secured Obligation shall not be taken into account for such purpose.
3. DUTIES OF COLLATERAL AGENT.
     3.1. Notices to the Secured Parties and the Borrowers. The Collateral Agent shall within five (5) Business Days following receipt thereof furnish to each of the Agent, the New Trustee, the Existing Trustee and the Borrowers:
     (a) a copy of each Notice of Actionable Default received by the Collateral Agent;
     (b) a copy of each certificate received by the Collateral Agent rescinding a Notice of Actionable Default;
     (c) written notice of any release or subordination by the Collateral Agent of any Collateral; and

     (d) such other notices required by the terms of this Agreement to be furnished by the Collateral Agent.
     3.2. Actions Under Security Documents. The Collateral Agent shall not be obligated to take any action under this Agreement or any of the Security Documents except for the performance of such duties as are specifically set forth herein or therein. Subject to the provisions of §5 hereof, the Collateral Agent shall take any action under or with respect to the Security Documents which is requested by all Requisite Parties and which is not inconsistent with or contrary to the provisions of this Agreement or the Credit Documents; provided that the Collateral Agent shall not amend or waive any provision of the Security Documents except in accordance with §9 hereof. At any time when a Notice of Actionable Default shall have been given and shall be outstanding, the Collateral Agent shall, subject in all cases to the provisions of §5 hereof, exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Security Documents or any of them in accordance with any written instructions received from all Requisite Parties. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, if a Notice of Actionable Default has been delivered to the Secured Party Representatives and is outstanding and if the Requisite Party that delivered such Notice of Actionable Default or the Collateral Agent has requested in writing that the other Requisite Party provide instructions to the Collateral Agent as to the actions to be taken under the Security Documents and such other Requisite Party fails to provide any such instructions within thirty (30) days of such request, then the Requisite Party that delivered the Notice of Actionable Default, acting by itself, may instruct the Collateral Agent regarding the actions to be taken under the Security Documents, and such instructions shall be deemed to be the instructions of all Requisite Parties for all purposes under this Agreement. The Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent, being advised by counsel, determines that the directed action is not permitted by the terms of this Agreement, the Security Documents or the other Credit Documents, may not lawfully be taken or would involve it in personal liability, and the Collateral Agent shall not be required to take any such action unless any indemnity which is required hereunder in respect of such action has been provided. Subject to §5 hereof, the Collateral Agent may rely on any such direction given to it by the Requisite Parties and shall be fully protected, and shall under no circumstances (absent the gross negligence and willful misconduct of the Collateral Agent) be liable to the Borrowers, any holder of any Secured Obligations or any other Person for taking or refraining from taking action in accordance therewith. Absent written instructions from the Requisite Parties (i) at a time when a Notice of Actionable Default shall be outstanding or (ii) in the case of an emergency in order to protect any of the Collateral, the Collateral Agent may take, but shall have no obligation to take, any and all such actions under the Security Documents or any of them or otherwise as it shall deem to be in the best interests of the Secured Parties. Except as provided in the preceding sentence and in the last sentence of §3.1(d), in the absence of written instructions (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the Requisite Parties, the Collateral Agent shall not exercise remedies available to it under any Security Documents with respect to the Collateral or any part thereof.

4. PRIORITY OF RIGHTS AGAINST COLLATERAL AND PROCEEDS THEREOF.
     It is the intent of the parties hereto that the Bank Debt, the New Debenture Debt and the Existing Debenture Debt shall be equally and ratably secured by the Collateral. Accordingly, the parties hereto acknowledge and agree as follows:
     (a) If the Collateral Agent receives any cash amounts in respect of the Collateral (which amounts, under the terms of any of the Security Documents, are to be applied to any of the Secured Obligations), including, without limitation, any net proceeds received by the Collateral Agent in connection with any sale, exchange, destruction, condemnation, or other disposition of any of the Collateral and, if applicable, any sum received by the Collateral Agent pursuant to §507(b) of the Bankruptcy Code in any bankruptcy case in which a Borrower is a debtor, such cash amounts shall be paid as follows:
     (i) first, to the Collateral Agent for or in respect of all reasonable costs, expenses, disbursements, and losses which shall have been incurred or sustained by the Collateral Agent in connection with the collection of such monies by the Collateral Agent, for the exercise, protection or enforcement by the Collateral Agent of all or any of the rights, remedies, powers and privileges of the Collateral Agent under this Agreement or any of the other Security Documents in respect of the Collateral;
     (ii) second, to the Secured Parties, to pay ratably any reimbursements of expenses, disbursements and losses described in clause (i) above then due in respect of the Secured Obligations;
     (iii) third, to the Secured Parties, to pay ratably any fees then due in respect of the Secured Obligations;
     (iv) fourth, to the Secured Parties to pay ratably interest then due and payable in respect of the Secured Obligations;
     (v) fifth, to the Secured Parties, to pay or prepay ratably principal amounts in respect of the Secured Obligations; and
     (vi) sixth, to the Secured Parties, to the ratable payment of all other Secured Obligations until all Secured Obligations have been indefeasibly paid in full in cash.
     Amounts distributable pursuant to this §4.1(a) comprising postpetition interest or postpetition reasonable fees, costs or expenses not allowed or allowable in a bankruptcy case should be determined as if such amounts were allowed or allowable so long as the principal claim to which they relate is allowed or allowable in the bankruptcy case.
     (b) If the Collateral Agent receives any non-cash distributions or proceeds in respect of the Collateral, then, unless the Security Documents expressly provide to the contrary, the Collateral Agent shall hold such non-cash distributions and proceeds as Collateral upon the terms of this Agreement and the Security Documents until converted to cash and thereupon distributed in accordance with paragraph (a) of this §4.
5. CONCERNING THE COLLATERAL AGENT.
     5.1. Appointment of Collateral Agent. The Agent, acting on instructions from the Lenders, the New Trustee, acting pursuant to the New Indenture, and the Existing Trustee, acting pursuant to the Existing Indentures, hereby appoint JPMorgan Chase Bank, N.A. to act as Collateral Agent pursuant to the terms of this Agreement and the Security Documents. The relationship between the Collateral Agent and the holders of the Secured Obligations is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the Credit Documents shall be construed to constitute the Collateral Agent as a trustee for any such holder.
     5.2. Limitations on Responsibility of Collateral Agent. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any Security Document, except for those made by it herein. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Borrowers to the Collateral, as to the security afforded by this Agreement or any Security Document or, except as set forth in §6, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any Security Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Borrowers or to the holders of any of the Secured Obligations as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be responsible for any loss suffered with respect to any investment permitted to be made under this Agreement and shall not be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Collateral Agent may be liable for losses due to its willful misconduct or gross negligence. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Borrowers of any of the covenants or agreements contained herein or any of the Credit Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Agreement or any Security Document except for such person’s own gross negligence or willful misconduct. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such person in accordance with any notice given by the Requisite Party pursuant to the terms of this Agreement even if, at the time such action is taken by any such person, the Requisite Party or person purporting to be the Requisite Party is not entitled to give such notice, except where the account officer of the Collateral Agent active upon the Borrowers’ account has actual knowledge that such Requisite Party or person purporting to be the Requisite Party is not entitled to give such notice. The Collateral Agent may execute any of the powers granted under this Agreement or any of the Security Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.
     5.3. Reliance by Collateral Agent; etc. Whenever in the performance of its duties under this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon. The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder, or any of the Collateral from any court of competent jurisdiction.
     5.3.1. Resolutions, etc. The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Agreement.
     5.3.2. Actionable Defaults. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Actionable Default unless and until the Collateral Agent shall have received a Notice of Actionable Default. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a Notice of Actionable Default to inquire whether an Actionable Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any certificate so furnished to it and shall have no obligation, absent written instructions from the Requisite Parties, to take or omit to take any action with respect to such Notice of Actionable Default.
     5.3.3. No Obligation to Act. If the Collateral Agent has been requested by the Requisite Parties to take any specific action pursuant to any provision of this Agreement, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement in the manner so requested unless, if so requested by the Collateral Agent, it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.
     5.3.4. Disputes. If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any Security

Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.
     5.4. Resignation of the Collateral Agent. The Collateral Agent may at any time resign by giving thirty (30) days’ prior written notice thereof to each Secured Party Representative and the Borrowers, provided that no resignation shall be effective until a successor for the Collateral Agent is appointed. Upon such resignation, the Secured Party Representatives shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Secured Party Representatives and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent’s giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be a financial institution having a long-term bank deposit rating of not less than “A” if rated by Standard & Poor’s Corporation or Moody’s Investors Services, Inc. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation, the provisions of this Agreement and the Security Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.
     5.5. Expenses and Indemnification by the Borrowers. By countersigning this Agreement, the Borrowers jointly and severally agree (i) to reimburse the Collateral Agent, on demand, for any expenses incurred by the Collateral Agent, including reasonable counsel fees and disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any Security Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Secured Parties hereunder or under the Security Documents, (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Agreement or any Security Document or any action taken or omitted by them under this Agreement or any Security Document; provided that the Borrowers shall not be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents as determined by a final non-appealable order of a court of competent jurisdiction, (iii) to indemnify and hold harmless the Collateral Agent, on demand, from and against any and all liabilities which may be imposed on or incurred by the Collateral Agent (in its capacity as Collateral Agent) for the net amount of taxes (after taking into account any deduction, credit or other tax reduction or benefit available by reason of the imposition of any such tax) in any jurisdiction in which the Collateral Agent would not otherwise be subject to tax except by reason of its acting under this Agreement or the Security Documents (directly or through agents); provided that such indemnification for taxes (A) shall apply only in respect of taxes attributable to the performance of the Collateral Agent’s obligations hereunder and (B) shall in no event cover any federal, state, local or other taxes imposed upon the Collateral Agent with respect to or measured by its gross or net income or profits. A statement by the Collateral Agent that is submitted to the Borrowers with respect to the amount of such expenses and containing a basic description thereof and/or the amount of its indemnification obligation shall be prima facie evidence of the amount thereof owing to the Collateral Agent.
     5.6. Expenses and Indemnification by Secured Parties. Each of the Secured Parties severally agree (i) to reimburse the Collateral Agent, on demand, in the amount of its pro rata share, for any expenses referred to in §5.5 and fees due pursuant to §5.7. which shall not have been reimbursed or paid by the Borrowers or paid from the proceeds of Collateral as provided herein and (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements referred to in §5.5, to the extent the same shall not have been reimbursed by the Borrowers or paid from the proceeds of Collateral as provided herein; provided that no Secured Party shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents as determined by a final non-appealable order of a court of competent jurisdiction. For the purposes of this §5.6, pro rata shares at any time shall be determined based upon the principal amount of loans or other credit outstanding at the time such expenses were incurred.
     5.7. Collateral Agent’s Fee. By countersigning this Agreement, the Borrowers jointly and severally agree to pay to the Collateral Agent for the Collateral Agent’s own account, a non-refundable Collateral Agent’s fee in the amount of $5,000 per annum on the Closing Date and on each anniversary thereof thereafter until the Collateral has been released from any Liens securing the Secured Obligations and the Collateral Agent no longer has any duties hereunder.
6. REPRESENTATIONS AND WARRANTIES.
     Each of the Collateral Agent, the Agent, the New Trustee, the Existing Trustee, and, by countersigning this Agreement, the Borrowers represents and warrants to the other parties hereto that (i) the execution, delivery and performance of this Agreement (A) have been duly authorized by all requisite corporate action on its part and, in the case of the Agent, by the Lenders, and, in the case of the Trustees, by the respective Indentures to which it is a party, and (B) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which it is subject or any judgment, order, writ, injunction, license or permit applicable to it and will not conflict with any provision of its corporate charter or bylaws or any agreement or other instrument binding upon it; and (ii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

7. CERTAIN INTERCREDITOR ARRANGEMENTS.
     7.1. Turnover of Collateral. If any Secured Party acquires custody, control or possession of any Collateral or proceeds therefrom, other than pursuant to the terms of this Agreement, such Secured Party shall promptly cause such Collateral or proceeds to be delivered to or put in the custody, possession or control of the Collateral Agent or, if the Collateral Agent shall so designate, an agent of the Collateral Agent (which agent may be a branch or affiliate of the Collateral Agent or any Lender) in the same form of payment received, with appropriate endorsements, in the country in which such Collateral is held for distribution in accordance with the provisions of §4. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Collateral and proceeds in trust for the Collateral Agent.
     7.2. Setoffs. If any Secured Party exercises any right of setoff, banker’s lien or similar right with respect to any Collateral for payment of any Secured Obligations, each of the Secured Parties agrees with each other Secured Party that if such Secured Party shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Secured Obligations held by such Secured Party by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Secured Obligations held by such Secured Party any amount from the Collateral in excess of its ratable portion of the payments received by the other Secured Parties with respect to the Secured Obligations held by all of the Secured Parties as contemplated by this Agreement, such Secured Party will make such disposition and arrangements with the other Secured Parties with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Secured Party receiving in respect of the Secured Obligations held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Secured Party, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.
8. RELEASE OR SUBORDINATION OF COLLATERAL; FREEDOM TO DEAL.
     8.1. Release of Collateral. The Collateral Agent is hereby authorized, upon receipt of instructions from all Requisite Parties, to release any Collateral and to provide such releases and termination statements with respect to any Collateral in connection with any sale, exchange or other disposition thereof so long as (i) the Collateral Agent obtains a perfected security interest in any non-cash proceeds of such sale, exchange or other disposition and (ii) any net cash proceeds of such sale, exchange or other disposition are paid in accordance with §§4(a) or (b).
     8.2. Legally Required Releases. Whether or not so instructed by the Requisite Parties, (i) the Collateral Agent may release any Collateral and may provide any release, termination statement or instrument of subordination required by order of a court of competent jurisdiction or otherwise required by applicable law and (ii) the Collateral Agent shall release the Collateral upon any event requiring such release pursuant to Section 8.2 of the Pledge Agreement, which includes any event requiring release of the Collateral as described in Section 12.03 of the New Indenture.

9. AMENDMENT OF THIS AGREEMENT.
     9.1. General. No modification or amendment of this Agreement shall be effective unless the same shall be in writing and signed by the Secured Party Representatives, the Collateral Agent and the Borrowers and no modification or amendment of any Security Document shall be effective without the written consent of the Agent, the New Trustee and the Existing Trustee; provided, however, (i) no amendment or waiver shall adversely affect any of the Collateral Agent’s rights, immunities or rights to indemnification hereunder or under any of the Security Documents or expand its duties or reduce any amount payable to the Collateral Agent hereunder or under any Security Documents without the written consent of the Collateral Agent; and (ii) §§3, 5 and 8 of this Agreement and any other provision of this Agreement affecting the rights and obligations of the Collateral Agent hereunder may not be amended without the written consent of the Collateral Agent.
     9.2. Waiver. No waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.
10. APPROVAL BY THE BORROWERS; BORROWERS’ OBLIGATIONS ABSOLUTE.
     By countersigning this Agreement, each of the Borrowers acknowledges and consents to and agrees to perform and be bound by each provision of this Agreement which expressly recites that the Borrowers are agreeing to by countersigning this Agreement. Nothing contained in this Agreement shall impair, as between the Borrowers and each of the Secured Parties, for the benefit of the holders of the Secured Obligations for which it acts, the obligation of the Borrowers to pay to such Secured Party, for the benefit of the holders of the Secured Obligations for which it acts, all amounts payable in respect of the Secured Obligations as and when the same shall become due and payable in accordance with the terms thereof, or prevent a Secured Party (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by the Credit Documents to which it is a party and by applicable law upon a default in the payment of the applicable Secured Obligations, all, however, subject to the terms of this Agreement.
11. COLLATERAL AGENT AS AGENT AND LENDER.
     In its individual capacity and in its capacity as Agent, JPMorgan Chase Bank, N.A. shall have the same obligations and the same rights, powers and privileges as it would have had were it not also the Collateral Agent.

12. MISCELLANEOUS.
     12.1. Further Assurances, etc. Each of the Agent, the New Trustee and the Existing Trustee and, by countersigning this Agreement, the Borrowers agree to execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the Collateral Agent, and shall take such other action, in each case as the Collateral Agent or any Secured Party may reasonably request (at the sole cost and expense of the Borrowers which, by countersigning this Agreement, jointly and severally agree to pay such reasonable costs and expenses), to effectuate and carry out the provisions of this Agreement including, without limitation, by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.
     12.2. No Individual Action; Marshaling; etc. No holder of any Secured Obligations may require the Collateral Agent to take or refrain from taking any action hereunder or under any of the Security Documents or with respect to any of the Collateral except as and to the extent expressly set forth in this Agreement. The Collateral Agent shall have no duty to, and the Secured Parties hereby waive any and all right to require the Collateral Agent to, marshal any assets or otherwise to take any actions with respect to marshaling.
     12.3. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Collateral Agent, each of the Lenders, the Agent, the New Trustee, the Existing Trustee and each of the Debenture Debt holders and their respective successors and permitted assigns and shall be binding on the Borrowers and their respective successors and permitted assigns. Each Trustee acknowledges that the provisions of this Agreement apply to each of the holders of Debentures for which such Trustee acts regardless of any sale, transfer, pledge, assignment, hypothecation or other disposition by such Debenture holder to any person or entity.
     12.4. Notices. All notices and other communications made or required to be given pursuant to this Agreement or the Security Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier or sent by telegraph, telecopy, facsimile or telex, confirmed by delivery via courier or postal service addressed as follows:

(a)	if to the Agent, at

JPMorgan Chase Bank, N.A.
277 Park Avenue, 3rd Floor
New York, New York 10172

Attention: Donald Shokrian;

(b)	if to the New Trustee, at

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292

Attention: Richard Prokosch;

(c)	if to the Existing Trustee, at

U.S. Bank National Association
25 Park Place, 24th Floor
Mail Code 008
Atlanta, Georgia 30303-2900

Attention: George Hogan;

(d)	if to the Collateral Agent, at
JPMorgan Chase Bank, N.A.
277 Park Avenue, 3rd Floor
New York, New York 10172

Attention: Donald Shokrian; and

(e)	if to the Borrowers or Pledgor, at

545 E. John Carpenter Freeway
Suite 1300
Irving, Texas 75002

Attention: General Counsel
Any such notice and other communications shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if mailed, sent by registered or certified first class mail postage prepaid, on the third Business Day following the mailing thereof; provided, however, that a Notice of Actionable Default or any other notice to be delivered to the Collateral Agent pursuant to the terms of this Agreement shall not be deemed to have been received by the Collateral Agent until the Collateral Agent actually receives such notice.
     12.5. Termination. Upon (i) receipt by the Collateral Agent from the New Trustee of notice that (A) the New Debenture Debt has been paid in full in cash or defeased in accordance with the New Indenture or (B) the security interest in the Collateral otherwise shall have been released by the New Trustee in accordance with the New Indenture or the New Debenture Debt otherwise no longer constitutes Secured Obligations under the Security Documents, and (ii) payment in full in cash of all amounts payable to the Collateral Agent pursuant to §§5.5 and 5.7, any remaining Liens created by the Security Documents shall terminate forthwith and all right, title and interest in the Collateral shall revert to the Borrowers and their successors and assigns.
     12.5.1. Actions of Collateral Agent. Upon the termination of the Collateral Agent’s Liens and the release of the Collateral in accordance with subsection (a) of this Section, the Collateral Agent will promptly at the Borrowers’ written request and expense, (i) execute and deliver to the Borrowers or the Pledgor such documents as the Borrowers or the Pledgor shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Borrowers or the Pledgor all property of the Borrowers and the Pledgor constituting Collateral and then held by Collateral Agent or any agent thereof.
     12.5.2. Survival of Agreement. Notwithstanding any termination of Liens and release of Collateral, §§5.5 and 5.6 of this Agreement shall survive, and remain operative and in full force and effect.
     12.6. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS) AND SHALL BE A SEALED INSTRUMENT UNDER SUCH LAWS. THE PARTIES AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE PARTIES BY MAIL AT THE ADDRESSES SPECIFIED IN §12.4. THE PARTIES HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
     12.7. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF ANY SUCH RIGHTS AND OBLIGATIONS. Except as prohibited by law, each of the parties hereto hereby waive any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the parties hereto (i) certifies that neither the Collateral Agent, the Agent, the Lenders, the New Trustee or the Existing Trustee nor any representative, agent or attorney of the Collateral Agent, the Agent, the Lenders, the New Trustee or the Existing Trustee has represented, expressly or otherwise, that the Collateral Agent would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in entering into this Agreement, the Collateral Agent, the Agent, the Lenders, the New Trustee and the Existing Trustee are relying upon, among other things, the waivers and certifications contained in this §12.7.

     12.8. Waiver of Rights. Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and a single or partial exercise thereof shall not preclude any other or further exercise or the exercise of any other right, power or privilege.
     12.9. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.
     12.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     12.11. Section Headings. The section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
     12.12. Complete Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements. To the extent any provision of this Agreement conflicts with the Credit Agreement, the Indentures or any other Credit Document, as among the Secured Parties the provisions of this Agreement shall be controlling. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and the Secured Parties any rights or remedies under or by reason of this Agreement.
     12.13. Limitation of Liability. The Pledgor has been formed under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated as of July 31, 2002. In accordance with the Declaration of Trust, none of the shareholders, trustees or officers of the Pledgor shall be personally liable for the obligations arising under this Agreement, and the Collateral Agent shall look solely to the trust estate comprising the Pledgor for the payment of any claim under such obligations or for the performance of such obligations.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Collateral Agent, the Agent, the Lenders, the New Trustee, the Existing Trustee and the Borrowers have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., in its capacity as Agent and Collateral Agent

By:	/s/ Donald Shokrian
Name:	Donald Shokrian
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as Trustee under the New Indenture

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Existing Indentures

By:	/s/ George Hogan
Name:	George Hogan
Title:	Vice President

ACCEPTED AND AGREED TO:

FELCOR LODGING TRUST INCORPORATED

By:	/s/ Jonathan H. Yellen
Name:	Jonathan H. Yellen
Title:	Executive Vice President, General Counsel and Secretary

FELCOR LODGING LIMITED PARTNERSHIP

By:	/s/ Jonathan H. Yellen
Name:	Jonathan H. Yellen
Title:	Executive Vice President, General Counsel and Secretary

FELCOR HOLDINGS TRUST

By:	/s/ Lester C. Johnson
Name:	Lester C. Johnson
Title:	Trustee

By:	/s/ Larry J. Mundy
Name:	; Larry J. Mundy
Title:	Trustee